Exhibit 1

NEWS RELEASE

For Immediate Release
October 30, 2007

NOTICE OF TELECONFERENCE CALL TIME CHANGE

CanWest Global Communications Corp.
Fiscal 2007 Fourth Quarter and Year End Results

CanWest MediaWorks LP
Fiscal 2007 Fourth Quarter and Year End Results

Friday, November 2, 2007 – 4:00 p.m. EASTERN TIME

Winnipeg, MB – You are invited to participate in a teleconference call to review CanWest Global Communications Corp.’s fourth quarter financial results for the 2007 fiscal year.

CanWest Global President and CEO, Leonard Asper will host the conference call, and will be joined by John Maguire, Chief Financial Officer and other CanWest executives.  Formal remarks will be followed by a question and answer session.

A news release will also be issued on Friday, November 2, 2007.  If you have not received the release prior to the start of the teleconference call, please call our office and a copy will be faxed to you.  The news release will also be available at www.canwestglobal.com.

Bondholders of CanWest MediaWorks Limited Partnership are also invited to participate in the teleconference call of CanWest Global Communications Corp., to review fourth quarter financial results for the 2007 fiscal year.

The financial statements of CanWest MediaWorks LP will be available in advance of the call at www.canwestmediaworkslp.com

If you wish to participate in the conference call, please note the call-in numbers shown below. All interested participants will need this number to access the teleconference.

This call is for analysts and bondholders only.

Media may participate in listen-only mode.

CONFERENCE CALL-IN NUMBER:	416-644-3427 or 800-587-1893

REPLAY PHONE NUMBER:	303-590-3065 or 416-640-1917

Enter Reservation :	21251940 followed by the pound sign
(Replay is accessible for 5 days)

Audio Stream and PowerPoint Presentation will also be available at www.canwestglobal.com

For further information:
Dervla Kelly
Director, Corporate Communications
Tel: (416) 442-3807